Exhibit 99.5

September 30, 2020

The Board of Directors

Neurotrope, Inc.

1185 Avenue of the Americas, 3rd Floor

New York, NY 10036

Members of the Board:

We hereby consent to (i) the inclusion of our opinion letters, dated May 15, 2020 and July 20, 2020 and September 20, 2020 to the Board of Directors of Neurotrope, Inc. to the Registration Statement of Petros Pharmaceuticals, Inc. on Form S-4, as amended (No. 333-240064) (the “Registration Statement”) and (ii) the references made to our firm and such opinions in Annexes B-1, B-2 and B-3to the Registration Statement. Notwithstanding the foregoing, in giving such consent, we do not admit and we hereby disclaim that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder, nor do we hereby admit that we are experts with respect to any part of such Registration Statement within the meaning of the term “experts” as used in the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission promulgated thereunder.

Very truly yours,

/s/Nathan Johnson

Gemini Valuation Services